ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of June 28, 1999 (the "Escrow Agreement"), by and among DOLLAR TREE STORES, INC., a Virginia corporation ("Parent"); RICHARD J. TEHAN, STEVEN A. TEHAN, BASIL L. TEHAN, ROBERT J. TEHAN, and FREDERICK J. TEHAN, (each a "Shareholder" and, collectively, the "Shareholders"); RICHARD J. TEHAN, as representative of the Shareholders (the "Shareholder Representative"); and STEATES, REMMELL, STEATES & DZIEKAN, a New York partnership acting solely as escrow agent hereunder and not in its individual capacity ("Escrow Agent"). The Parent and the Shareholders are sometimes referred to herein as the "Interested Parties." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a certain Merger Agreement, dated as of June 15, 1999, as amended by Amendment dated June 22, 1999, (the "Merger Agreement") by and among Parent, Dollar Tree New York, Inc., a New York corporation and wholly-owned subsidiary of Parent ("Sub") and Tehan's Merchandising, Inc., a New York corporation (the "Company"), the capital stock of the Company owned by the Shareholders has been (simultaneously with the execution hereof) converted into the right to receive shares of Parent Common Stock;

         WHEREAS, pursuant to Article 7 of the Merger Agreement, the Shareholders have agreed to indemnify Parent and its subsidiaries and Affiliates (including Dollar Tree New York, Inc., Tehan's Merchandising, Inc., and the surviving corporation in the Merger), each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnified Parties") for Parent Losses;

         WHEREAS, as security for the Shareholders' obligations under the Merger Agreement but without limiting the other remedies of the Parent Indemnified Parties thereunder, the Merger Agreement also contemplates a surrender of Escrow Shares (as defined below) and related funds to the extent Parent Indemnified Parties suffer Parent Losses, including without limitation any Deficit Amount under Section 2.4 of the Merger Agreement;




                           Escrow Agreement -- Page 1

         WHEREAS,   pursuant  to  Section  6.9  of  the  Merger  Agreement,  the
Shareholders have appointed the Shareholder Representative to act on their behalf with respect to the execution and delivery of this Escrow Agreement and the performance on behalf of such Shareholder under the terms and provisions of this Escrow Agreement; and

         WHEREAS, Escrow Agent is willing to act as escrow agent hereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1  Delivery  of Escrow  Shares.  Subject  and  pursuant  to the  Merger
Agreement, Escrow Shares are hereby delivered to the Escrow Agent by the Shareholders, in the proportion specified on Schedule A hereto. The Escrow Shares shall be represented by a stock certificate in the name of Steates Remmell Steates &Dziekan, as Escrow Agent under the Escrow Agreement, dated June 30, 1999. Notwithstanding the foregoing, during the term of this Escrow Agreement, title to the Escrow Shares will be in the name of the Escrow Agent for record holder purposes only. The parties acknowledge that the Shareholders are the beneficial owners of the Escrow Shares, subject to the terms and conditions of the Merger Agreement and this Escrow Agreement, and each Shareholder shall retain all rights to vote the shares of Parent Common Stock delivered on behalf of such Shareholder to the Escrow Agent that are not transferred to Parent pursuant to Section 2 hereof.

         2 The Escrow Fund. All cash dividends on or proceeds from the permitted sale of the Escrow Shares shall be deposited directly into an escrow account created by the Escrow Agent specifically for the purpose of holding such cash dividends and proceeds (the "Dividend Account"), without any tax or other withholding or deduction. Shares resulting from stock dividends, stock splits and other shares or securities issued in respect of the Escrow Shares shall be issued in the name of the Escrow Agent, and shall be held by the Escrow Agent subject to the provisions of this Agreement, and upon issuance shall become part of the Escrow Shares. The Escrow Agent shall invest the Dividend Account at, and pursuant to, the written direction of the Shareholder Representative in Eligible Investments and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith except for losses due to the gross negligence or wilful misconduct of the Escrow Agent. "Eligible Investments" shall mean [(i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause
(i); (iv) shares of money market funds at least 95% of the assets of which constitute obligations of the type described in clause (i) above. No investment shall have a term of more than ninety (90) days.] Absent its timely receipt of such specific written investment instruction from the Shareholder Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Dividend Account. All earnings received from the



                           Escrow Agreement -- Page 2
investment of the Dividend Account shall be credited to, and shall become a part of, the Dividend Account (and any losses on such investments shall be debited to the Dividend Account). The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder except for losses due to the gross negligence or wilful misconduct of the Escrow Agent.

         3        Voting and Disposition of Escrow Shares.

                  (a) The Escrow Shares shall be voted on all matters submitted to the shareholders of Parent as each Shareholder shall direct with respect to the number of Escrow Shares allocated to such Shareholder. During the period the Escrow Shares are held hereunder, Parent shall cause all proxy solicitation materials, including forms of proxy, to be sent to the Shareholders and Escrow Agent as and when sent to the shareholders of Parent. In the absence of direction from any Shareholder, the Escrow Shares contributed into escrow by such Shareholder shall be voted as the Escrow Agent shall direct.

                  (b) Following the Restricted Period (as defined below), and subject to compliance with the requirements of applicable securities laws, the Escrow Shares may be sold on behalf of the Shareholders pro rata for cash at the time and in the manner the Shareholder Representative shall direct. No Escrow Shares may be sold, transferred or otherwise disposed of, nor shall any person in any other way reduce such person's risk with respect to, any Escrow Shares or other shares of the capital stock of Parent until after such time as financial results covering at least 30 days of post merger combined operations of Parent and the Company have been published (within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies) by Parent, in the form of a post-effective amendment, issuance of a quarterly earnings report, a Form 10-K, 10-Q or 8-K filing, or any other public issuance which includes the combined sales and net income (the "Restricted Period"). Proceeds from the permitted sale of the Escrow Shares shall be deposited in the Dividend Account and allocated pro rata to the Shareholders in accordance with Schedule A.

         4 Application of Escrow Shares and the Dividend Account to Claims of Parent Indemnified Parties and Deficit Amount.

                  4.1 In the event a Parent Indemnified Party claims that it is entitled to indemnification pursuant to the Merger Agreement (including without limitation a claim for a Deficit Amount pursuant to Section 7.1(vi)), such Parent Indemnified Party shall give written notice of such claim to the Shareholder Representative and the Escrow Agent. Subject to compliance by such Parent Indemnified Party with the applicable indemnification provisions of the Merger Agreement, the amount of such claim shall be paid to the Parent Indemnified Party as provided in Section 4.3, unless the Shareholder Representative shall contest the right of such Parent Indemnified Party to such payment by delivering to such Parent Indemnified Party and the Escrow Agent notice of such contest within 15 days after such Parent Indemnified Party shall have delivered notice to the Shareholder Representative of the claim.



                           Escrow Agreement -- Page 3

                  4.2 If within the 15 day period specified in Section 4.1 above, the Shareholder Representative shall deliver to the Parent Indemnified Party and the Escrow Agent the notice of contest referred to in Section 4.1 above, no payment shall be made hereunder with respect to the claim involved until the dispute has been finally settled by agreement of such Parent Indemnified Party and the Shareholder Representative or, in the absence of such an agreement, by a binding and final arbitration award if such Parent Indemnified Party and the Shareholder Representative have agreed to such arbitration, or otherwise by a binding and final judgment, order or decree of a court of competent jurisdiction.

                  4.3      Payments to a Parent Indemnified Party shall be made

                           (i) first, by cancellation of the number of whole shares of the Escrow Shares, allocated pro rata among the Shareholders in accordance with Schedule A hereto, having an aggregate value nearest to the amount payable to the Parent Indemnified Party, such value per share to be the [Average Closing Price], subject to appropriate adjustment to take into account any stock split, stock dividend or recapitalization subsequent to the Effective Time and not reflected in such [Average Closing Price] (the "Share Value"); and

                           (ii) second, if the amount payable to the Parent Indemnified Party cannot be fully satisfied pursuant to Section 4.3(i), by payment of a distribution of amounts contained in the Dividend Account (the "Dividend Amount") shall be made to such Parent Indemnified Party in an amount equal to any amount remaining payable to the Parent Indemnified Party.

         5 Final Distribution. On the first anniversary of the date hereof (the "Anniversary"), except as otherwise provided in this Section, the Escrow Shares and the Dividend Account then remaining in escrow shall be distributed to the Shareholders pro rata in accordance with Schedule A hereto. If any claim theretofore asserted by a Parent Indemnified Party shall not have been paid or finally determined to be without merit or the amount of such claim shall not have been finally determined, the number of whole shares of the Escrow Shares having an aggregate value (determined as provided in Section 4.3 above) nearest to the amount of such claim on the Anniversary (the "Retained Escrow Shares"), plus, if the Retained Escrow Shares are insufficient to cover the amount of such claim, an amount from the Dividend Account equal to any amount remaining subject to such claim, shall be retained in escrow until such claim(s) shall have been paid or finally determined to be without merit, whereupon such Retained Escrow Shares and Dividend Account amount shall be distributed to the Shareholders pro rata in accordance with Schedule A hereto, subject to the remaining provisions of this Section. Any distribution pursuant hereto shall be net of any required tax or other withholding or deduction. The parties will make all reasonable efforts to resolve any claims hereunder as quickly as possible.




                           Escrow Agreement -- Page 4

         6 Fractional Shares; Distributions. In the event any calculations required under this Escrow Agreement result in the allocation of a fractional share amount to a Shareholder, the fraction shall be rounded to the next lower whole number, and any remainder shares shall be canceled. All deliveries under this Escrow Agreement shall be made by and to the parties hereto (or their lawfully appointed attorneys-in-fact) in the United States.

         7 Shareholder Representative; Notices and Written Directions. Each Shareholder represents that he has appointed the Shareholder Representative to be his, her or its true and lawful attorney for all matters in connection with this Escrow Agreement, the Escrow Shares and the Dividend Account, including without limitation the acceptance of any claim by a Parent Indemnified Party, and the compromise of any disputes relating to the Escrow Shares, Dividend Amount or other matter under this Escrow Agreement. Notwithstanding the foregoing, the Shareholder Representative will not act on behalf of the Shareholders with respect to distributions, voting or tax withholdings.
The Shareholder Representative hereby accepts such appointment.

         8        Escrow Agent.

                  8.1 Duties. Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Escrow Agreement. Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence or willful misconduct.

                  8.2 Indemnification. Except in instances of Escrow Agent's own gross negligence or willful misconduct and except for matters relating to the prudent investment or protection of the Escrow Fund or the sale of Escrow Shares, Shareholders and the Company shall each indemnify, defend, and hold harmless Escrow Agent against fifty percent (50%) of any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorneys' fees, and disbursements, which may be imposed upon Escrow Agent solely in connection with its actions prudently taken within the scope of duties specified hereunder as Escrow Agent (and not in its capacity as counsel for Shareholders), including any litigation arising from this Escrow Agreement involving the subject matter hereof. The foregoing indemnification and agreement to hold harmless shall survive the termination of the Escrow Agreement.

                  8.3 Disputes. In the event of a dispute between the parties, in the discretion of Escrow Agent, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Escrow Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement. Any such legal action may be brought in such



                           Escrow Agreement -- Page 5
court as Escrow Agent shall determine to have jurisdiction thereof including Supreme Court, County of Oneida, State of New York. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

                  8.4 Receipt. Escrow Agent shall provide written acknowledgment to the Parent of receipt of the Escrow Shares.

                  8.5 Fees.  Escrow Agent's fees hereunder shall be as set forth on the fee schedule attached hereto as Schedule B and incorporated herein by reference. All fees, expenses and reimbursements shall be paid by the Shareholders.

         9 Transfer of Interests. The interests of the Shareholders in the Escrow Shares and the rights and obligations of the Shareholders hereunder may not be transferred except by will, the laws of descent and distribution or by other operation of law.

         10       Miscellaneous.

                  10.1 Benefits and Burdens; Assignment. This Escrow Agreement shall inure to the benefit of and shall be binding upon Parent and the Shareholders and Escrow Agent and their respective heirs, representatives, successors and assigns. No party to this Escrow Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto, provided however, that this Escrow Agreement may only be assigned by Parent to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Parent, and in such event Parent shall not be released from its obligations hereunder.

                  10.2 Governing Law. This Escrow Agreement shall be governed by the internal laws (ignoring principles of conflicts of laws) of the State of New York. All deliveries under this Escrow Agreement shall be made by and to the parties hereto (or their lawfully appointed attorneys-in-fact) in the United States.

                  10.3 Headings. The section and paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

                  10.4     Notices; Wiring Instructions.

                           (a)  Any transmittals, notice or other communications
required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, by national overnight courier service or, in the case of any communication not involving a transmittal of original documents, by telecopy, addressed as follows:



                           Escrow Agreement -- Page 6

                  If to Parent or, after the Closing, the Company:

                           Dollar Tree Stores, Inc.
                           500 Volvo Parkway
                           Chesapeake, Virginia   23320
                           Attention:  Mr. H. Ray Compton
                           Telecopier: (757) 321-5111

                  With a copy to:

                           Hofheimer Nusbaum, P.C.
                           999 Waterside Drive, Suite 1700
                           P. O. Box 3460
                           Norfolk, Virginia  23514
                           Attention:  William A. Old, Jr., Esquire
                           Telecopier:  (757) 629-0660

                  If to the Shareholder Representative:

                           Mr. Richard J. Tehan
                           4619 Commercial Drive
                           New Hartford, New York   13413
                           Telecopier:  315-724-2931

                  With a copy to:

                           Steates Remmell Steates & Dziekan
                           4 Oxford Crossing, Suite 104
                           New Hartford, New York   13413
                           Attention: Robert E. Remmell, Esquire
                           Telecopier: (315) 724-2931

                  If to Shareholders:

                           To the addresses stated on Schedule A

                  If to Escrow Agent:

                           Steates, Remmell, Steates & Dziekan
                           Attn:    Robert E. Remmell
                           4 Oxford Crossing, Ste. 104
                           New Hartford, NY 13413




                           Escrow Agreement -- Page 7
or such other addresses as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the next business day, if delivered by overnight courier service or upon receipt (as evidenced by proof of transmission), if telecopied when received and three days after the date so mailed (if mailed).

                           (b) Any  funds to be paid to or by the  Escrow  Agent
hereunder shall be sent by wire transfer or certified or cashier's check pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 10.4(a) above):

                  If to Parent:

                  Bank: First Union National Bank, N.A.
                  ABA #: 0514 0054 9
                  A/C #: 2070000330892
                  Attn:   Theresa Boneske (757) 628-0438
                  Ref:  Dollar Tree/Tehan Escrow

                  If to Shareholders:

                  By certified or cashier's check sent via registered or certified mail, postage prepaid, or by national overnight courier service to the addresses stated on Schedule A.

                  If to the Escrow Agent:

                  By certified or cashier's check sent via registered or certified mail, postage prepaid, or by national overnight courier service to the addresses stated in Section 10.4(a).

                  10.5 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


                  10.6 Modification. This Escrow Agreement may be modified only by a written instrument signed by each of the parties hereto, provided however that Schedule A hereto may be modified to reflect valid transfers of the Shareholders' interests in the Escrow Shares by a writing signed by Parent and the Shareholder Representative, upon which Escrow Agent shall be entitled to rely without further investigation.



                           Escrow Agreement -- Page 8

                  10.7 Cooperation. Shareholders, Parent and the Escrow Agent shall deliver to each other such information and documents and shall execute and deliver to each other such further information and documents and shall execute and deliver such further instruments and agreements as the others may reasonably request in order to accomplish the purpose of this Escrow Agreement or to assure to the others the benefits of this Escrow Agreement.

                  10.8 Entire Understanding. This Escrow Agreement and the exhibits referred to herein represent the entire understanding of the parties with respect to the subject matter hereof and supersede all correspondence, memoranda, conversations or other communications with respect thereto.

                  10.9 Severability.  The invalidity or  unenforceability of any
provision   of  this  Escrow   Agreement   shall  not  affect  the  validity  or
enforceability of any other provision of this Escrow Agreement.

                  10.10  Time.   Time  is  of  the  essence  under  this  Escrow
Agreement.

                  10.11 Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Escrow Agreement.

                  10.12 Interpretation. It is the intention of the parties hereto and the Shareholders and Company that the Merger qualify as a "reorganization" under the provisions of Section 368 of the Code, and be accounted for as a "pooling of interests," and this Escrow Agreement shall be interpreted and applied in a manner consistent with, and shall be subject to amendment to conform to, the requirements for such treatment.

                  10.13  Tax-Related Terms.

                           (a)      Tax Reporting.  The Interested Parties agree
that, for tax reporting purposes, all interest or other income earned from the investment of the Dividend Account in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated to the Shareholders in proportion to their holdings as set forth on Schedule A.

                           (b)      Certification of Tax Identification Number.
If requested by the Escrow Agent, the Shareholder Representative agrees to obtain the certified tax identification number for each Shareholder on a Form W-9 (or Form W-8, in case of non-U.S. persons) and deliver the same to the Escrow Agent prior to the date on which any income earned on the investment of the Dividend Account is credited to the Dividend Account. In the event that any tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may



                           Escrow Agreement -- Page 9
require withholding of a portion of any interest or other income earned on the investment of the Dividend Account.

                  10.14 Resignation. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving ten (10) business days' prior written notice of resignation to the Parent and the Shareholder Representative. Prior to the effective date of the resignation as specified in such notice, the Parent will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Shares and Dividend Account to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the consent of the Shareholder Representative (which consent shall not be unreasonably withheld). If, however, the Parent shall fail to name such a successor escrow agent within five (5) business days after the notice of resignation from the Escrow Agent, the Shareholder Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by the Parent or the Shareholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

            [The remainder of this page is left intentionally blank.]






                           Escrow Agreement -- Page 10

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

PARENT:                                     DOLLAR TREE STORES, INC.

                                            By /s/ H. Ray Compton
                                               ------------------
                                            [Name] H. Ray Compton
                                            [Title] Executive Vice President



SHAREHOLDER                                 /s/ Richard J. Tehan
REPRESENTATIVE:                             --------------------
                                            Richard J. Tehan, as Shareholder
                                            Representative


SHAREHOLDERS:                               /s/ Richard J. Tehan
                                            --------------------
                                            Richard J. Tehan

                                            /s/ Steven A. Tehan
                                            -------------------
                                            Steven A. Tehan

                                            /s/ Basil L. Tehan
                                            ------------------
                                            Basil L. Tehan

                                            /s/ Robert J. Tehan
                                            -------------------
                                            Robert J. Tehan

                                            /s/ Frederick J. Tehan
                                            ----------------------
                                            Frederick J. Tehan


ESCROW AGENT:                               STEATES, REMMELL, STEATES & DZIEKAN
                                            (Acting solely as Escrow Agent
                                            herein and not in its individual
                                            capacity)

                                            By       /s/ F. Paul Steates, Esq.
                                                     -------------------------
                                            Name:    F. Paul Steates, Esq.
                                            Title:   Partner



                           Escrow Agreement -- Page 11


                                   SCHEDULE A

                              LIST OF SHAREHOLDERS

 Name and Address       Social Security    Escrow Shares         Pro Rata
  of Shareholder            Number          Contributed     Percentage of Total
                                                               Escrow Shares
Richard J. Tehan          ###-##-####          5016                 20%
6 Fieldwood Road
New Hartford, NY
13413

Steven A. Tehan           ###-##-####          5016                 20%
10 Stonebridge Road
New Hartford, NY
13413

Basil L. Tehan            ###-##-####          5016                 20%
1304 Sherman Drive
Utica, NY  13501


Robert J. Tehan           ###-##-####          5016                 20%
8 Beckwith Circle
New Hartford, NY
13413


Frederick J. Tehan        ###-##-####          5016                 20%
6378 Willow Lane
Marcy, NY  13403

Total                                          25080               100%



                           Escrow Agreement -- Page 12

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                                   SCHEDULE B

                                  FEE SCHEDULE


         None.



                           Escrow Agreement -- Page 13